Exhibit 99.1

Investor Contact:

The Blueshirt Group
Allise Furlani or Brinlea Johnson
212-331-8433
IR@Themeetgroup.com

The Meet Group Reports Second Quarter Financial Results

NEW HOPE, Pa., August 3, 2017 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Total revenue of $31.3 million, up 91% year over year.

•	Mobile revenue of $23.3 million, up 55% year over year.

•	Adjusted EBITDA of $7.4 million, up 23% year over year, or a 24% margin.

•
GAAP net income of $0.9 million, or $0.01 per diluted share. This compares to net income of $29.6 million, or $0.55 per diluted share, in the second quarter of 2016, which included a one-time deferred tax benefit of $27.3 million.

•	Non-GAAP net income increased 37% year over year to $6.6 million, or $0.09 per diluted share.

•	Cash and Cash Equivalents totaled $32.3 million at June 30, 2017.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

"We are excited to have closed the acquisition of Ifwe Inc. during the quarter, adding the Tagged and Hi5 mobile apps to our portfolio. We are also thrilled to have completed the launch of livestreaming video on MeetMe. Since the time of our Q1 earnings announcement in May, we have increased daily video minutes 80% to 7.2 million, with more than 20% of our users watching videos every day. We expect to fully launch livestreaming video on Tagged and Skout by the end of this quarter, which we believe will lead to further gains in video engagement.”

“What’s more, given our users’ rapid adoption of video and our accelerating engagement metrics associated with that, we believe we are well positioned to take advantage of the high demand for video advertising inventory and that video reflects a substantial monetization opportunity. We plan to move swiftly to monetize our video feature. By the end of this quarter, we expect to launch new banner and native advertising units within the video experience itself. We also intend to launch gifting inside of video, which we expect to increase our in-app purchase revenue. Gifting has proven to be a powerful engine for monetization on several livestreaming apps, including Momo in China and Live.me and Live.ly in the US. We believe our users are well suited to the gifting mechanic, and it is the number one most requested feature among our broadcasters. We look forward to launching it within the coming weeks.”

David Clark, Chief Financial Officer of The Meet Group, added, “Our mobile revenue growth of 55% year over year reflects increases in our mobile impressions through the acquisitions of Ifwe Inc. and Skout, Inc. Adjusted EBITDA increased 23% to $7.4 million for the quarter, representing a 24% adjusted EBITDA margin. We generated $8.0 million in cash from operations, ending the quarter with $32.3 million cash and cash equivalents.

Company Outlook:
The Company expects the following outlook for the third quarter 2017:

•	Revenue in the range of $32 million to $34 million, representing 86 to 98 percent growth

•	Adjusted EBITDA in the range of $7.5 million to $9.5 million, representing 9 to 39 percent growth

The Company has updated its outlook for the full year 2017:

•	Revenue in the range of $121 to $126, representing 50 to 66 percent growth

•	Adjusted EBITDA in the range of $32 million to $37 million, representing 9 to 26 percent growth

David Clark commented: “In our outlook, we have incorporated what we consider a conservative view on advertising rates reflecting our recent experience as industry supply growth has been increasing at a faster pace than demand. We intend to begin monetizing our substantial video asset within the coming weeks while accelerating the rollout of higher-end native units across the portfolio, and we believe these efforts will put us back on the path to rising ARPU.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss second quarter 2017 financial results today, August 3, 2017 at 4:30 p.m. Eastern time. To access the call dial 888-283-6901 (US and Canada) or +1 719-325-2349 (International) and when prompted provide the participant passcode 4820998to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a fast-growing portfolio of mobile apps designed to meet the universal need for human connection. Using innovative products and sophisticated data science, The Meet Group keeps its approximately 2.8 million mobile daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. The Meet Group offers advertisers the opportunity to reach customers on a global scale with hundreds of millions of daily mobile ad impressions. The Meet Group utilizes high user density, economies of scale, and leading monetization strategies with the goal of maximizing adjusted EBITDA. Our apps - currently MeetMe®, Skout®, Tagged®, and Hi5® - let users in more than 100 countries chat, share photos, stream live video, and discuss topics of interest, and are available on iPhone, iPad, and Android in multiple languages. For more information, please visit http://www.themeetgroup.com

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our adjusted EBITDA will continue to grow, whether and when we will fully launch livestreaming video on Tagged and Skout, whether the launch of livestreaming video on Tagged and Skout will lead to further gains in video engagement, whether we are well positioned to take advantage of the high demand for video advertising inventory and video reflects a substantial monetization opportunity, whether we will move swiftly to monetize our video feature, whether and when we will launch new banner and native advertising units within the video experience, whether and when we will launch gifting inside of our video feature, whether our users are well suited to the gifting mechanic, whether we will meet our third quarter and year end revenue and adjusted EBITDA guidance, and whether the monetization of our video asset and acceleration the rollout of higher-end native units across our portfolio will put us back on the path to rising ARPU. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 10, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe and Skout.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization of intangibles, non-recurring acquisition and restructuring costs, bad debt expense outside the normal range, and non-cash stock based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,252,734	$21,852,531
Accounts receivable, net of allowance of $309,000 and $283,000 at June 30, 2017 and December 31, 2016, respectively	20,810,796	23,737,254
Prepaid expenses and other current assets	5,353,355	1,489,267
Total current assets	58,416,885	47,079,052
Restricted cash	894,057	393,484
Goodwill	150,088,783	114,175,554
Property and equipment, net	3,491,539	2,466,110
Intangible assets, net	37,236,258	17,010,565
Deferred taxes	27,562,319	28,253,827
Other assets	584,292	110,892
Total assets	$278,274,133	$209,489,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,552,147	$5,350,336
Accrued liabilities	12,770,565	8,395,060
Current portion of long-term debt	7,500,000	—
Current portion of capital lease obligations	81,761	221,302
Deferred revenue	1,188,881	434,197
Total current liabilities	25,093,354	14,400,895
Long-term debt	5,625,000	—
Total liabilities	30,718,354	14,400,895
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 0 shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 71,794,766 and 58,945,607 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	71,798	58,949
Additional paid-in capital	403,025,701	351,873,801
Accumulated deficit	(155,541,720)	(156,844,161)
Total stockholders’ equity	247,555,779	195,088,589
Total liabilities and stockholders’ equity	$278,274,133	$209,489,484

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$31,329,468	$16,388,991	$51,388,265	$29,710,662
Operating costs and expenses:
Sales and marketing	4,599,842	3,226,344	9,705,350	5,547,767
Product development and content	16,526,905	6,214,062	24,984,399	11,922,162
General and administrative	5,160,799	1,867,590	8,023,226	4,215,758
Depreciation and amortization	2,965,175	753,918	4,650,014	1,505,182
Acquisition and restructuring	3,769,425	1,160,349	5,269,854	1,160,349
Total operating costs and expenses	33,022,146	13,222,263	52,632,843	24,351,218
(Loss) income from operations	(1,692,678)	3,166,728	(1,244,578)	5,359,444
Other income (expense):
Interest income	1,400	6,447	3,970	11,562
Interest expense	(175,254)	(5,360)	(177,586)	(12,105)
Change in warrant liability	—	(787,391)	—	(545,614)
(Loss) gain on foreign currency adjustment	(9,229)	18,201	(11,429)	34,553
Total other expense	(183,083)	(768,103)	(185,045)	(511,604)
(Loss) income before income taxes	(1,875,761)	2,398,625	(1,429,623)	4,847,840
Benefit from income taxes	2,732,356	27,219,764	2,732,064	27,125,446
Net income	$856,595	$29,618,389	$1,302,441	$31,973,286

Basic and diluted net income per common stockholders:
Basic net income per common stockholders	$0.01	$0.61	$0.02	$0.67
Diluted net income per common stockholders	$0.01	$0.55	$0.02	$0.59

Weighted average shares outstanding:
Basic	70,122,234	48,218,184	65,632,962	47,838,466
Diluted	74,885,903	54,061,306	70,569,243	53,863,966

Comprehensive income	$856,595	$29,618,389	$1,302,441	$31,973,286

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$856,595	$29,618,389	$1,302,441	$31,973,286

Interest expense	175,254	5,360	177,586	12,105
Change in warrant liability	—	787,391	—	545,614
Benefit from income taxes	(2,732,356)	(27,219,764)	(2,732,064)	(27,125,446)
Depreciation and amortization	2,965,175	753,918	4,650,014	1,505,182
Stock-based compensation expense	2,368,192	915,572	3,502,350	1,643,352
Acquisition and restructuring	3,769,425	1,160,349	5,269,854	1,160,349
Loss (gain) on foreign currency adjustment	9,229	(18,201)	11,429	(34,553)
Adjusted EBITDA	$7,411,514	$6,003,014	$12,181,610	$9,679,889

GAAP basic net income per common stockholder	$0.01	$0.61	$0.02	$0.67
GAAP diluted net income per common stockholder	$0.01	$0.55	$0.02	$0.59
Basic adjusted EBITDA per common stockholder	$0.11	$0.12	$0.19	$0.20
Diluted adjusted EBITDA per common stockholder	$0.10	$0.11	$0.17	$0.18

Weighted average shares outstanding:
Basic	70,122,234	48,218,184	65,632,962	47,838,466
Diluted	74,885,903	54,061,306	70,569,243	53,863,966

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net income	$856,595	$29,618,389	$1,302,441	$31,973,286

Stock-based compensation expense	2,368,192	915,572	3,502,350	1,643,352
Amortization of intangibles	2,378,152	381,916	3,604,307	760,666
Benefit from income taxes	(2,732,356)	(27,219,764)	(2,732,064)	(27,125,446)
Acquisition and restructuring	3,769,425	1,160,349	5,269,854	1,160,349
Non-GAAP net income	$6,640,008	$4,856,462	$10,946,888	$8,412,207

GAAP basic net income per common stockholder	$0.01	$0.61	$0.02	$0.67
GAAP diluted net income per common stockholder	$0.01	$0.55	$0.02	$0.59
Basic Non-GAAP net income per common stockholder	$0.09	$0.10	$0.17	$0.18
Diluted Non-GAAP net income per common stockholder	$0.09	$0.09	$0.16	$0.16

Weighted average shares outstanding:
Basic	70,122,234	48,218,184	65,632,962	47,838,466
Diluted	74,885,903	54,061,306	70,569,243	53,863,966